Exhibit 99.1

Investor Contact: Ahmed Pasha 703 682 6451

Media Contact: Rich Bulger 703 682 6318

AES Announces CFO Transition Plan

ARLINGTON, Va., April 30, 2012 - The AES Corporation (NYSE:AES) today announced that after more than six years of service leading AES’ finance functions, AES Chief Financial Officer (CFO) and President of Global Business Services, Victoria Harker, intends to leave the company no later than August 10, 2012.

“Victoria made a great contribution to AES, creating a first rate finance department and a strong culture of financial controls. I am personally very grateful to her for helping me during my transition to the role of CEO and implementing the first phase of our new strategic plan,” said Andrés Gluski, AES President and Chief Executive Officer. “We’ll continue to build on her accomplishments, including greater use of the Global Shared Services unit which she launched last year to improve returns at our existing businesses.”

Ms. Harker said, “I am very proud to have been part of our successful financial evolution at AES over the past six years. The team has never been stronger or better equipped to drive the business efficiently and effectively. I look forward to the new challenges ahead.”

During Ms. Harker’s tenure as CFO, she led an important realignment of the AES Global Finance function, which consolidated the number of finance teams across the globe and resulted in improved reporting and efficiency. She also initiated the AES Finance Leadership Development Program at the Darden School of Business. In 2008, Ms. Harker was named CFO of the Year by Virginia Business Magazine and most recently was recognized by CFO Magazine as a 2012 Women in Finance Honoree.

Ms. Harker will continue to serve as CFO and President of Global Business Services until May 7, 2012 and will assist the company in the search for her replacement. Effective May 8, 2012, Ms. Mary Wood, AES Controller, will step into the role of interim CFO.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 27 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 27,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2011 revenues were $17 billion and we own and manage $45 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2011 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2011 Annual Report on Form 10-K dated on or about February 24, 2012 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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